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                                                                   EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Interface, Inc.
LaGrange, Georgia

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Company's Registration Statements on Form S-8 (File Numbers 33-28305 and 33-28307) and on Form S-3 (File Number 33-74076) of our reports dated February 16, 1994, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Form 10-K, for the year ended January 2, 1994.

We also consent to the reference to us under the caption "Experts" in the Prospectuses.


                                             /s/ BDO Seidman
                                             ---------------
                                                 BDO SEIDMAN

Atlanta, Georgia
April 1, 1994